Exhibit 99.3 YOUR VOTE IS IMPORTANT AUTHORIZE YOUR PROXY BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET TELEPHONE MAIL https://www.proxypus h.com/arrs 1-866-7048 • Go to the website OR • Use any OR • Mark, sign and address listed touch-tone date your proxy above. • Have your telephone. • Have card. • Detach proxy card ready. • your proxy card your proxy card. • Follow the simple ready. • Follow the Return your proxy instructions that simple recorded card in the appear on your instructions. postage-paid computer screen. envelope provided. Your telephone or Internet vote must be received by 5:00 p.m. Eastern Standard Time on December 13, 2007 in order to be counted in the final tabulation. To vote, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located on the reverse side of this proxy card if you vote by mail. ☐ ? DETACH PROXY CARD HERE ? Mark, Sign, Date and Return ☒ the Proxy Card Promptly Votes must be indicated Using the Enclosed Envelope. (x) in Black or Blue ink. The Board of Directors recommends a vote “FOR” the proposals . FOR AGAINST ABSTAIN 1. Proposal to approve the issuance of ARRIS common stock in ☐ ☐ ☐ connection with Agreement and Plan of Merger. FOR AGAINST ABSTAIN 2 To adjourn or postpone the ARRIS Special Meeting, if necessary, to ☐ ☐ ☐ solicit additional proxies in favor of the proposal to approve the issuance under the merger agreement 3. To transact other business as may properly come before the Arris Special Meeting. | | S C A N L I N E —— | | NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. ___ ___ ___ Date Share Owner sign here Co-Owner sign here

ARRIS GROUP, INC. PROXY SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS The undersigned hereby appoints Robert J. Stanzione, Lawrence A. Margolis and David B. Potts, and each of them (with full power of substitution in each) proxies of the undersigned to vote at the annual meeting of ARRIS Group, Inc. to be held at 10:00 a.m., eastern time, Friday, December 14, 2007, at ARRIS’ corporate headquarters located at 3871 Lakefield Drive, Suwanee, Georgia, and at any adjournments thereof, all of the shares of Common Stock of ARRIS Group, Inc. in the name of the undersigned on the record date. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF ARRIS COMMON STOCK IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER, FOR ANY PROPOSAL TO ADJOURN THE MEETING TO SOLICIT ADDITIONAL PROXIES AND TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be dated and signed on the reverse side.) PLEASE CHECK BOX IF YOU INTEND TO BE PRESENT AT MEETING ☐ COMMENT/ADDRESS CHANGE ☐ Please mark this box if you have written a comment/address change ARRIS GROUP, INC. P.O. BOX 11340 NEW YORK, N.Y. 10203-0340 COMMENTS / ADDRESS CHANGE: PLEASE MARK COMMENT / ADDRESS BOX